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                                                                           10.39
                                                                  EXECUTION COPY

             DATED                                           1998
             ----------------------------------------------------



                                (1) CHIREX INC

                          (2) CHIREX (DUDLEY) LIMITED

                               (3) ALAN R CLARK



                         COMPROMISE AGREEMENT PURSUANT
                   TO (INTER ALIA) SECTION 77(4)(AA) OF THE
                         SEX DISCRIMINATION ACT 1975,
                          SECTION (72)(4)(AA) OF THE
                           RACE RELATIONS ACT 1976,
                               SECTION 9 OF THE
                      DISABILITY DISCRIMINATION ACT 1995
                         AND SECTION 203(2)(F) OF THE
                          EMPLOYMENT RIGHTS ACT 1996

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                             COMPROMISE AGREEMENT
                             --------------------


THIS AGREEMENT is made on the third day of July 1998 BETWEEN CHIREX INC, of 300 Atlantic Street, Suite 402, Stamford, CT06901 U.S.A., a Delaware corporation, ("ChiRex") its wholly owned subsidiary CHIREX (DUDLEY) LIMITED of Dudley, Cramlington, Northumberland ("the Subsidiary") (collectively ChiRex and the Subsidiary shall be referred to herein as "the Company") and ALAN R. CLARK
("Mr Clark").

This Agreement relates to the termination of Mr Clark's employment with the Company on July 3, 1998 ("the Termination Date") by reason of resignation.

IT IS AGREED that:-

1.   The Company will pay Mr Clark

1.1 all accrued salary and holiday pay of Mr Clark up to the Termination Date after deductions of tax and National Insurance

1.2 The sum of (Pounds)331,250 as liquidated damages, which payment will be subject to deductions for tax and National Insurance and will be paid to Mr Clark in two instalments as follows:-

     1.2.1 a first instalment of (Pounds)165,625 will be paid to Mr Clark on October 1, 1998 1.2.2 A second instalment of F-165,625 will be paid to Mr Clark on January 2, 1999.

     1.2.2 A second instalment of (Pounds)165,625 will be paid to Mr Clark on January 2, 1999.

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     1.3       The sum of (Pounds)1200 in lieu of payment for private fuel, which payment will be subject to deductions for tax and national insurance, and will be paid forthwith following Mr Clark's signing this Agreement

     1.4 Interest calculated at the base rate of the Bank of England ("the base rate") as at October 1 1998 on the sum of (Pounds)331,250 for the period from July 3 1998 until October 1 1998, and on the sum of (Pounds)165,625 from October 2 1998 until January 2 1999 at the base rate as at January 2 1999

2.1 Mr Clark shall be entitled to continue as a member of the ChiRex private health insurance scheme for a period of one year commencing on the day when this Agreement is signed by Mr Clark

2.2 The Company will gift to Mr Clark his company car (Jeep Grand Cherokee) forthwith following Mr Clark's signing of this Agreement

2.3 The Company will deduct from and pay to the Inland Revenue all income tax and national insurance contributions which are due on the payments provided for in clause 1.1 - 1.3 above.

3. The Company will be responsible for and will pay to the Inland Revenue such tax and national insurance contributions as are assessed by the Inland Revenue as payable in respect of the benefits described in clause 2 above.

4. Mr Clark agrees to accept the payment and receipt of the sums and other benefits stipulated in Clause 1 above in full and final settlement of all claims of whatever nature (including, but not limited to any claims under English law and/or European Community Law and/or U.S. Law) which he may have against the Company and/or all companies which are for the time being either a holding company of the Company or a subsidiary or associated company of either the Company or any such holding company ("Group" or

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     "Group Companies") arising out of his Contract of Employment (excluding personal injury claims) and/or the termination thereof whether pursuant to statute or at common law or otherwise howsoever including but not limited to any claims for wrongful dismissal, unfair dismissal, redundancy, breach of contract, or under the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995 or the Employment Rights Act 1996 ("the 1996 Act").

5. The Company agrees that in consideration of Mr Clark entering into this Agreement that neither it nor any of the Group Company will make any claim against him arising out of his employment with the Company.

6. Mr Clark HEREBY AGREES that forthwith upon receipt by him of the monies referred to in clause 1 above he shall resign from office as a Director of the Company, as Chief Executive Officer, as Chairman of the Board and from all and any other offices held by him in any Group Companies (including Chirex (Annan) Ltd), such resignation or resignations to be in the form (mutatis mutandis) of the letter attached as the First Schedule hereto.

7. Mr Clark agrees that he will not disclose (whether directly or indirectly) the details of this settlement or the circumstances relating to the termination of his employment to any third party without the consent in writing of the Company having first been obtained except for the purpose of taking professional advice or in respect of any necessary disclosure to the statutory authorities.

8. The Company and Mr Clark undertake that they will not whether directly or indirectly make, publish or otherwise communicate any disparaging or

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     derogatory statements whether in writing or otherwise concerning the other including in the case of Mr Clark concerning the Company or any of its Associated Companies or any of its or their officers or employees to any third party including but not limited to any person firm or company who was at any time during Mr Clark's employment with the Company, a customer or supplier of the Company. This term is of the essence of the contract.

9. Mr Clark undertakes that on the July 3, 1998 he will return to the Company any property which is in his possession which belongs to the Company (except for the said motor car) and in particular he will return all documentation relating to the business of the Company or any subsidiary or associated company and he will not retain copies thereof.

10. Mr Clark agrees to remain bound by the post-term i nation restraints set out in paragraphs 5 and 7 of the Amended and Restated Employment Agreement ("the Employment Agreement") between the parties dated 241h April 1998 as if the same were repeated herein.

11. Subject to Mr Clark's prompt delivery of his ChiRex share certificates to Ms Beth Hecht, General Counsel, ChiRex, 300 Atlantic Street, Suite 402, Stamford, CT06901, fax number 203.425.996 and SEC rules she will arrange to have the restrictive legends lifted, such lifting to have effect on or around October 3, 1998.

12. Mr Clark shall be entitled to exercise all stock options vested in him pursuant to the Incentive Stock Option Agreement dated 17 April 1997 which have vested as of July 2 1998. Such exercise of vested options must occur on or before December 31, 2000. After December 31, 2000, all unexercised vested options shall become void.

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13.  In respect of the Incentive Stock Option Agreement dated 17 June 1997, the
     Board of Directors of the Company will take such steps as are necessary to and will honor the original vesting schedule and seven year life for the 50,000 stock options granted to Mr Clark on June 17, 1997.

14. The parties agree that the Company will, subject to ratification by the Board of Directors of the Company on July 6, 1998 issue a press release in the substance and spirit of the press release attached as the Third Schedule hereto and will not make any statement which is inconsistent with the terms contained therein.

15.  Mr Clark represents and warrants that:-

     (a) He has received independent legal advice from a Qualified Lawyer as to the terms and effect of this Agreement and in particular its effect on his ability to pursue any rights that he may have before any Industrial Tribunal or Court. The name of the Qualified Lawyer who has advised Mr Clark is John Martin solicitor, of Robert Muckle & Company of Norham House, New Bridge Street, Newcastle upon Tyne ("the Qualified Lawyer")

     (b) Mr Clark has been advised by the Qualified Lawyer that there is in force and was at the time when he received the advice referred to above a policy of insurance covering, or cover under the Solicitors Indemnity Fund for the risk of a claim by him in respect of loss arising in consequence of that advice.

16. A true copy of a letter dated 3rd July 1998 from the Qualified Lawyer to the Company's solicitors is attached as the Second Schedule hereto.

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17.  The Company and Mr Clark agree and acknowledge that the statutory conditions regulating compromise agreements are intended to and have been satisfied.

18. The Company will pay Mr Clark's solicitor's reasonable legal fees of P-1,000 (plus VAT) in connection with this Agreement within fourteen days of receipt of the relevant invoice from Mr Clark's solicitors, the relevant invoice to be sent to Beth Hecht, General Counsel, ChiRex, 300 Atlantic Street, Suite 402, Stamford CT06901. The parties acknowledge that the above legal fees have been exclusively incurred in connection with the termination of Mr Clark's employment.

SIGNED FOR and on behalf of
CHIREX INC
by [Michael Griffith]
Dated:  July 6, 1998

SIGNED for and on behalf of
CHIREX INC [DUDLEY] LIMITED
by [Michael Griffith]

Dated:  July 6, 1998

SIGNED BY MR CLARK

Dated:  3 July 1998.


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THE FIRST SCHEDULE REFERRED TO ABOVE
------------------------------------

The Board of Directors
ChiRex Inc
Chirex (Dudley) Ltd



                                                                            1998


Gentlemen

I hereby resign from offices as Director of Chirex Inc. Chirex (Dudley) Limited and Chirex (Annan) Ltd such resignation to take effect when accepted by you.

I confirm that I have no claims against the company arising from or connected with the above officeholdings at the termination thereof.

Yours faithfully

                                       8
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                     THE SECOND SCHEDULE REFERRED TO ABOVE
                     -------------------------------------


                                                 [        ] 1998


Short Richardson & Forth
4 Mosley Street
Newcastle upon Tyne
NE1 1SR

Your ref:

Our ref:

Dear Sirs

RE:  MR CLARK AND CHIREX LIMITED
--------------------------------

We write further to the Compromise Agreement under (inter alia) section 77(4)(aa) of the Sex Discrimination Act 1975, Section 72(4)(aa) of the Race Relations Act 1976, Section 9 of the Disability Discrimination Act 1995 -and
section 203(2)(f) of the Employment Rights Act 1996 proposed between Mr Clark and Chirex Limited ("the Proposed Compromise Agreement").

This letter is to confirm that Mr Clark has been advised by in the employment] of this firm.
[        [, [a solicitor in the employment of this firm.

It is also confirmed that at the date hereof and at all times during which [
]

has advised Mr Clark on the subject matter of the Proposed Compromise Agreement and the legal effect of the same ("the Relevant Times") [he/she] is and has been a Solicitor of the Supreme Court holding a practicing certificate entitling [him/her] to practice as such.

We further confirm that at the Relevant Times [ ] has not been acting in this matter for Chirex Limited or any associated company or associated employer of
its.  In view of what we say above, [             ] is a "qualified lawyer' and
"independent" of Chirex Limited having regard to the definitions given to those words by section 77(4B) of the Sex Discrimination Act 1975, section 72(4B) of the Race Relations Act 1976, section 9 of the Disability Discrimination Act 1995, section 203(4) of the Employment Rights Act 1996 and all and any other statutory provisions of similar effect.

We also confirm that [           ] has given independent legal advice to Mr
Clark as to the terms and effect of the Proposed Compromise Agreement, and, in particular, as to its effect on Mr Clark's ability to exercise any rights which he has or may have to pursue a complaint against Chirex Limited before the Industrial Tribunal in respect of which a Conciliation Officer is authorized to act including (but not limited to) any complaint that Chirex Limited committed an act of discrimination against him which was unlawful by virtue of Part 11 of the Sex Discrimination Act 1975 or by virtue of Part 11 of the Race Relations Act 1976 or by virtue of Part 11 of the Disability Discrimination Act 1995, that it unfairly dismissed him in contravention of the provisions of Chapter 1 of
Part X to the Employment Rights Act 1996 or that it made any deduction from his wages or received any payment from him in contravention of section 13(l) or section 15(l) of that Act.

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During the Relevant Times, there has been in force a policy of insurance covering the risk of a claim by Mr Clark in respect of loss arising in
consequence of the advice given to him by (       ]. For the avoidance of doubt,
reference to "a policy of insurance" is to a "top up" insurance policy over and above the indemnity cover provided by or through the Solicitors Indemnity Fund.

We confirm that this letter may be annexed to the Proposed Compromise Agreement.

Yours faithfully

                                       10